EXHIBIT  23.1




                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Gradall Industries, Inc. Amended 1995 Stock Option Plan of our report dated March 7, 1997 with respect to the consolidated financial statements of Gradall Industries, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Securities and Exchange Commission.




Coopers  &  Lybrand  L.L.P.
Cleveland,  Ohio
November  4,  1997